Exhibit A-2

          The existing Amended and Restated Articles of Incorporation of Interstate Power and Light Company will be amended and restated in their entirety to read as follows:

                       RESTATED ARTICLES OF INCORPORATION
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                                       OF
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                       INTERSTATE POWER AND LIGHT COMPANY
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          Pursuant to Sections 1006 and 1007 of the Iowa Business Corporation
Act, these Restated Articles of Incorporation shall supersede and take the place of the Corporation's existing Amended and Restated Articles of Incorporation and all prior amendments thereto.

                                   ARTICLE I
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          The name of the corporation is Interstate Power and Light Company.

                                   ARTICLE II
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          SECTION 1. AUTHORIZED CAPITAL STOCK. The authorized capital stock of the Corporation shall consist of 40,000,000 shares, of which (i) 24,000,000 shares shall designated "Common Stock" of the par value of $2.50 each; and (ii) 16,000,000 shares shall be designated "Preferred Stock" of the par value of $.01 each.

          SECTION 2. PREFERRED STOCK. Authority is hereby vested in the Board of Directors to divide the Preferred Stock into series and, within the limitations set forth in the Iowa Business Corporation Act, to fix and determine the relative rights and preferences of the shares of any series so established, including, without limitation:

          1. The voting power, if any, of the Preferred Stock of such series.

          2. The rate and times at which, and the terms and conditions on which, dividends on the Preferred Stock of such series may be paid.

          3. The price at and the terms and conditions on which the shares of Preferred Stock of such series may be redeemed.

          4. The right, if any, of holders of shares of Preferred Stock of such series to convert the same into, or exchange the same for, other classes of stock of the Corporation and the terms and conditions of such conversion or exchange.

          5. The rights of the holders of shares of Preferred Stock of such series, including without limitation the amount payable on shares of such series, upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

          6. Sinking fund provisions for the redemption or purchase of shares of Preferred Stock of such series.


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          In order to establish such series, the Board of Directors and the
Corporation shall comply with the procedure therefor as provided in the Iowa Business Corporation Act. Upon such compliance, the resolution of the Board of Directors establishing and designating the series and fixing and determining the relative rights and preferences thereof shall become effective and shall constitute an amendment of these Restated Articles of Incorporation.

          The rights of the Common Stock of the Corporation shall be subject to the relative rights and preferences of the Preferred Stock of each series as fixed herein and from time to time by the Board of Directors as aforesaid.

          The shares of Preferred Stock may be issued for such consideration as shall be fixed from time to time by the Board of Directors.

          SECTION 3. DISTRIBUTIONS. After the requirements, if any, with respect to preferential dividends upon the Preferred Stock of all series thereof shall have been met and after the Corporation shall have complied with all requirements, if any, with respect to the setting aside of sums as a sinking fund or redemption or purchase account for the benefit of any series thereof, then, and not otherwise, the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors. After distribution in full of the preferential amounts, if any, to be distributed to the holders of all series of Preferred Stock then outstanding in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation and subject any additional or special rights of the Preferred Stock as to the remaining assets of the Corporation for distribution, the holders of the Common Stock shall be entitled to receive the remaining assets of the Corporation available for distribution to its shareholders ratably in proportion to the number of shares of Common Stock held by them respectively.

          SECTION 4. VOTING RIGHTS. Each holder of Common Stock shall have one vote in respect of each share of such stock held by such holder. Each holder of Preferred Stock shall have only such voting rights as are fixed for shares of each series by the Board of Directors pursuant to Section 2 of this Article IV or are provided, to the extent applicable, by the Iowa Business Corporation Act.

                                  ARTICLE III
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          SECTION 1. ELECTION OF DIRECTORS. The number of directors constituting the Board of Directors shall be as fixed from time to time by the Bylaws of the Corporation, but the number so fixed shall not be less than five (5). The directors of the Corporation shall be divided into three classes as nearly equal in number as possible, to serve for staggered three-year terms or until their respective successors are duly elected and qualified as provided for in the Bylaws of the Corporation. If, at any annual meeting of the stockholders, directors of more than one class are to be elected, each class of directors to be elected at such meeting shall be nominated and voted for in a separate election. Any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, shall be filled until the next succeeding annual meeting of stockholders by the majority vote of the directors then in office, even if less than aquorum.

                                   ARTICLE IV
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          SECTION 1. LIABILITY. A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any


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breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, (iii) for any transaction from which the director derived an improper personal benefit, or (iv) under Section 490.833 of the Iowa Business Corporation Act. If, after approval by the stockholders of this section, the Iowa Business Corporation Act is amended to permit the further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Iowa Business Corporation Act, as so amended.
Any repeal or modification of this section by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation in respect of any act or omission occurring prior to the time of repeal or modification.

          SECTION 2. INDEMNIFICATION. The Corporation shall indemnify its directors, officers, employees and agents to the full extent permitted by the Iowa Business Corporation Act, as amended from time to time. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against and incurred by such person in any such capacity or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this section.


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